UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 7, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Reminds Investors of the ADP Record Date for Voting at the 2017 Annual Meeting

New York, NY – September 7, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”), which manages funds that beneficially own approximately 8.3% of the outstanding shares of ADP (NASDAQ: ADP), today reminded investors that the record date for voting at ADP’s 2017 annual meeting is September 8, 2017. Investors who purchase stock today or Friday must specify same-day settlement in order to be owners of record as of September 8th and be entitled to vote their shares at the upcoming annual meeting.

A copy of Pershing Square’s most recent presentation, an executive summary of ADP: The Time is Now, along with the full presentation and other relevant materials can be accessed at www.ADPascending.com.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

Pershing Square Capital Management, L.P. (“Pershing Square”) and certain of its affiliated funds have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying GOLD proxy card to be used to solicit proxies in connection with the upcoming annual meeting of stockholders (the “Annual Meeting”) of Automatic Data Processing, Inc. (the “Company”) and the election of a slate of director nominees at the Annual Meeting (the “Solicitation”). Stockholders are advised to read the proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by Pershing Square with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Pershing Square with the SEC are also available, without charge, by directing a request to Pershing Square’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005 (Call Collect: (212) 269-5550; Call Toll Free: (866) 342-1635) or email: ADP@dfking.com.

William A. Ackman, Veronica M. Hagen, V. Paul Unruh, Pershing Square, PS Management GP, LLC (“PS Management”), Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. may be deemed “participants” under SEC rules in the Solicitation. William A. Ackman, Pershing Square and PS Management may be deemed to beneficially own the equity securities of the Company described in Pershing Square’s statement on Schedule 13D initially filed with the SEC on August 7, 2017 (the “Schedule 13D”), as it may be amended from time to time. Except as described in the Schedule 13D, none of the individuals listed above has a direct or indirect interest, by security holdings or otherwise, in the Company or the matters to be acted upon, if any, in connection with the Annual Meeting.